Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-204832) pertaining to the Long-Term Incentive Plan of PennTex Midstream Partners, LP of our report dated February 26, 2016, with respect to the consolidated financial statements of PennTex Midstream Partners, LP, included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/Ernst & Young LLP
Houston, Texas
February 26, 2016